Exhibit (a)(2)

	                     FIRST PACIFIC MUTUAL FUND, INC.
                               ARTICLES OF AMENDMENT

		First Pacific Mutual Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland
(hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		FIRST:	The Articles of Incorporation of the Corporation, as
amended and supplemented, are hereby amended by renaming the classified shares of capital stock of the Hawaii Municipal Fund (formerly, the First Hawaii Municipal Bond Fund), as the Hawaii Municipal Fund - Investor Class.

		SECOND:	The Articles of Incorporation of the Corporation, as
amended and supplemented, are hereby amended by renaming the classified shares of capital stock of the Hawaii Intermediate Fund (formerly, the First Hawaii Intermediate Municipal Fund), as the Hawaii Intermediate Fund - Investor Class.

		THIRD:	The foregoing amendments to the charter of the
Corporation, were approved by a majority of the entire Board of Directors, and the foregoing amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

		IN WITNESS WHEREOF, First Pacific Mutual Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the
Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

						First Pacific Mutual Fund, Inc.


						By:___/s/ Terrence K.H. Lee
							Terrence K. H. Lee
							President

WITNESS:


/s/ Jean M. Chun__________________
Jean M. Chun
Secretary


CERTIFICATE


		THE UNDERSIGNED, President of First Pacific Mutual Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment to the Articles of Incorporation, as amended and supplemented, of which this certificate is made a part, hereby acknowledges that the foregoing Articles of Amendment are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



							__/s/ Terrence K.H. Lee__________
								Name:  Terrence K.H. Lee
								Title:  President